Workstream Announces $20 Million Financing
New Funding to be Used for Growth Initiatives

Burlingame, CA, July 25, 2007 - Workstream Inc. (NASDAQ - WSTM), a leading provider of on-demand compensation, performance and talent management solutions, today announced it has entered a definitive agreement pursuant to which it will raise $20 million in new capital led by Magnetar Capital, along with several new and existing investors.  In connection with the financing, Workstream will issue warrants convertible into 16,000,000 common shares at a conversion price of $1.25 per share.  The warrants also include 25% coverage in the form of additional warrants exercisable for 4,000,000 common shares at an exercise price of $1.40 per share.  The warrants must be exercised within 5 years from the closing date of the financing. Proceeds from the financing will be used to repay existing indebtedness and payables and for working capital and growth capital purposes, including accelerating sales and marketing efforts and expanding its technological foundation. The transaction is expected to close within 10 days, subject to satisfaction of certain agreed upon closing conditions.

“Workstream has put in place a winning management team that is committed to creating value for shareholders and focused on delivering scalable solutions to clients.  Along with other long-time, existing Workstream investors we were pleased to make an additional investment”, said Mike Balkin, small cap growth portfolio manager and partner at Magnetar Capital.  “Over the coming weeks and months Workstream appears to be well positioned to win significant enterprise and mid-market accounts, building on its leadership in pay-for-performance solutions as well as other human capital applications and services.”

“The success of this round of financing is a strong confirmation of the market potential of our integrated suite of talent management applications and our business plan to reach the goal of becoming the industry leading on-demand solution ,” said Deepak Gupta, president and CEO of Workstream.  “We are pleased to have our current investors continue to invest and their confidence validates our view that Workstream is well poised to take the lead in the On Demand Talent Management market space that leading industry analyst firms like Yankee Group and Forrester Research expect to grow beyond $3 billion by 2010.”

About Workstream

Workstream provides on-demand compensation, performance and talent management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With offices across North America, Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Gary Damiano

Workstream Inc.
Tel: 650-340-4076
Email: gary.damiano@workstreaminc.com